Fourth Quarter 2013 Earnings Webcast & Conference Call February 11, 2014 Exhibit 99.2

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Mike Salop Senior Vice President, Investor Relations 2

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Safe Harbor This presentation contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this presentation by The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the “Risk Factors” section and throughout the Annual Report on Form 10-K for the year ended December 31, 2012. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement. Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: deterioration in consumers' and clients' confidence in our business, or in money transfer and payment service providers generally; changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including those related to interruptions in migration patterns; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole; failure to compete effectively in the money transfer and payment service industry with respect to global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including telecommunications providers, card associations, card-based payment providers, electronic and Internet providers, and electronic currencies; the pricing of our services and any pricing reductions, and their impact on consumer demand for our services and our financial results; our ability to adopt technology in response to changing industry and consumer needs or trends; our failure to develop and introduce new services and enhancements, and gain market acceptance of such services; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; our ability to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; interruptions of United States government relations with countries in which we have or are implementing significant business relationships with agents or clients; mergers, acquisitions and integration of acquired businesses and technologies into our Company, including Travelex Global Business Payments, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems; decisions to change our business mix; failure to manage credit and fraud risks presented by our agents, clients and consumers or non-performance by our banks, lenders, other financial services providers or insurers; increased costs or loss of business due to difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; adverse movements and volatility in capital markets and other events which affect our liquidity, the liquidity of our agents or clients, or the value of, or our ability to recover, our investments or amounts payable to us; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our continued ability to invest in our business, declare dividends and undertake share repurchases, which may be affected by changes in our earnings, cash flow, financial condition, capacity to borrow, and the expectations we have for our business at the time any such action is considered; our ability to attract and retain qualified key employees and to manage our workforce successfully; our ability to protect our brands and our other intellectual property rights; our failure to manage the potential both for patent protection and patent liability in the context of a rapidly developing legal framework for intellectual property protection; changes in tax laws and unfavorable resolution of tax contingencies; cessation of or defects in various services provided to us by third-party vendors; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; changes in industry standards affecting our business; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to detect and prevent money laundering, terrorist financing, fraud and other illicit activity, and increased costs or loss of business associated with compliance with those laws and regulations; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards affecting us, our agents, or their subagents, including related to anti-money laundering regulations, anti-fraud measures, customer due diligence, or agent and subagent due diligence, registration, and monitoring requirements; liabilities or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with compliance with or failure to comply with the settlement agreement with the State of Arizona, as amended on January 31, 2014; the impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules promulgated there-under, and the actions of the Consumer Financial Protection Bureau, and similar legislation and regulations enacted by other government authorities; changes in United States or foreign laws, rules and regulations including the Internal Revenue Code, governmental or judicial interpretations thereof and industry practices and standards, including the impact of the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks. 3

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Hikmet Ersek President & Chief Executive Officer 4

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. 2013 results consistent with expectations  Investment year to better position business for the future  Increased compliance investments  EPS of $1.43 at high end of outlook range Overview 2013 focused on three key strategic initiatives 5

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Strengthening the consumer money transfer business – Q4  Strategic pricing actions yielding positive transaction results – Transaction growth 9% overall, and 20% in priced corridors  Strong growth in electronic channels – 32% revenue growth – wu.com C2C revenue growth accelerated 2013 Strategic Initiatives 6

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Driving growth in customers and usage in business- to-business – Q4  Delivered 8% revenue growth, or 12% constant currency*  Sequential constant currency revenue growth improvement throughout 2013 2013 Strategic Initiatives 7 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Generating and deploying strong cash flow for shareholders - 2013  Cash flow from operations of approximately $1.1 billion  Returned $671 million to shareholders through share repurchases and dividends 2013 Strategic Initiatives 8

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Strengthening consumer money transfer  Electronic channel expansion Driving growth in Business Solutions  Sales force effectiveness and product development  Tailored product solutions for specific markets and channels Generate and deploy strong cash flow  New $500 million share repurchase authorization  Annual dividend currently $0.50 per share 2014 Strategic Focus 9

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Raj Agrawal Executive Vice President & Interim Chief Financial Officer 10

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. $1,057 $1,042 $337 $350 $31 $30 Q4 2012 Q4 2013 Transaction Fee Foreign Exchange Other ($ in millions) $1,422 $1,425 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.  Consolidated revenue flat on a reported basis, and increased 1% constant currency*  Transaction fee revenue decreased 1%  Foreign exchange revenue increased 4% Revenue Q4 11

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved.  81% of Company revenue  Reported revenue decreased 1%, or flat constant currency*  Total transactions increased 9%  In priced corridors, transactions increased 20%, or 15% excluding wu.com  In non-priced corridors, transactions increased 5%  Cross-border principal increased 8% *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Consumer-to-Consumer Q4 12

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. C2C Transaction and Revenue Analysis 13 Q4 2013

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Regions Revenue Growth/ Decline Currency Impact** Transaction Growth % of Total Revenue Europe and CIS -2% 1% 7% 22% North America -2% 0% 6% 18% Middle East and Africa 0% 0% 8% 16% Asia Pacific -2% -2% 11% 12% LACA -4% -8% 6% 9% westernunion.com 34% -1% 64% 4% Q4 2013 **Note: Currency impact included in revenue growth. Consumer-to-Consumer 14

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved.  Electronic channels revenue increased 32% – Electronic channels represented 5% of Company revenue – Account based money transfer revenue increased 33% and transactions grew 63%; over 75 banks active globally – Westernunion.com C2C revenue increased 34% and transactions grew 64% Electronic Channels Q4 15

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved.  Consumer-to-Business  10% of Company revenue  Revenue declined 2%, or increased 5% constant currency*  Business Solutions  7% of Company revenue  Revenue increased 8%, or 12% and 8% on constant currency*  Prepaid  1% of Company revenue  Revenue declined 9% *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. C2B, B2B and Prepaid Q4 16

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. 20.1% 16.8% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Q4 2012 Q4 2013 Operating Margin Q4  Operating margin decrease • Primarily result of pricing and other strategic investments, higher compliance expense, and lower compensation expense in the prior year quarter, partially offset by lower marketing expense 17 Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved.  Operating margin decrease • Primarily result of pricing and other strategic investments, higher compliance expense, and lower compensation expense in the prior year quarter, partially offset by lower marketing expense 25.0% 20.5% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Q4 2012 Q4 2013 C2C Operating Margin Q4 18

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved.  Operating margin decrease • Primarily due to higher IT expense, bank fees driven by mix, and the pass-through to billers of Durbin related debit card savings, which were partially offset by non- recurring costs in the prior year quarter 17.0% 15.6% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Q4 2012 Q4 2013 C2B Operating Margin Q4 19

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved.  Operating Loss  Operating loss of $11 million compared to an operating loss of $18 million in the prior year period  Includes $13 million of depreciation and amortization in current quarter and $18 million in the prior year period  Includes $5 million of integration expenses in the current quarter, compared to $12 million in the prior year period  The reduction in operating loss was driven by lower Travelex integration expenses and strong revenue growth, partially offset by expenses related to cost savings initiatives Business Solutions Operating Loss Q4 20

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Full Year 2013 Cash Flow from Operations $1.1 billion Capital Expenditures $241 million Stock Repurchases $394 million Dividends Paid $277 million Cash Balance, Dec. 31, 2013 $2.1 billion Debt Outstanding, Dec. 31, 2013 $4.2 billion Financial Strength 21  $500 million of debt to be repaid February 2014

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved.  Revenue – Low to mid-single digit constant currency revenue increase – Flat to low single digit GAAP revenue growth, which reflects expected negative currency impact from certain emerging market countries  Margins – GAAP operating margin in a range of 19% to 20%  Earnings per Share – GAAP EPS in a range of $1.40 to $1.50  Cash Flow – Cash flow from operating activities of approximately $900 million, or $1 billion excluding $100 million of anticipated final tax payments relating to the agreement announced with the U.S. Internal Revenue Service in December 2011* *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. 2014 Outlook 22

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Questions & Answers 23

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Fourth Quarter 2013 Earnings Webcast & Conference Call February 11, 2014 Appendix 24

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Western Union's management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods. These non-GAAP financial measures include revenue change constant currency adjusted; EBITDA margin; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Business segment revenue change constant currency adjusted; Business Solutions segment revenue change constant currency adjusted; 2014 operating cash flow outlook IRS Agreement adjusted; and additional measures found in the Appendix included with this presentation. A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year reported amounts, unless indicated otherwise. Amounts included below are in millions, unless indicated otherwise. Non-GAAP Measures 25

Reconciliation of Non-GAAP Measures

Western Union WU moving money for better

	4Q12	FY2012	1Q13	2Q13	3Q13	4Q13	FY2013
Consolidated Metrics							
Revenues, as reported (GAAP)	$ 1,424.7	$ 5,664.8	$ 1,325.4	$ 1,385.9	$ 1,408.8	$ 1,421.9	$ 5,542.0
Foreign currency translation impact (a)	13.4	93.8	12.3	14.9	19.2	23.9	70.3
Revenues, constant currency adjusted	$ 1,438.1	$ 5,758.6	$ 1,337.7	$ 1,400.8	$ 1,428.0	$ 1,445.8	$ 5,612.3
Prior year revenues, as reported (GAAP)	$ 1,431.3	$ 5,491.4	$ 1,393.4	$ 1,425.1	$ 1,421.6	$ 1,424.7	$ 5,664.8
Pro forma prior year revenues, TGBP adjusted (b)	$ 1,456.2	$ 5,695.0	N/A	N/A	N/A	N/A	N/A
Revenue change, as reported (GAAP)	0 %	3 %	(5)%	(3)%	(1)%	0 %	(2)%
Revenue change, constant currency adjusted	0 %	5 %	(4)%	(2)%	0 %	1 %	(1)%
Pro forma revenue change, TGBP adjusted	(2)%	(1)%	N/A	N/A	N/A	N/A	N/A
Pro forma revenue change, TGBP and constant currency adjusted	(1)%	1 %	N/A	N/A	N/A	N/A	N/A
Operating income, as reported (GAAP)	$ 286.0	$ 1,330.0	$ 296.9	$ 276.8	$ 295.3	$ 238.4	$ 1,107.4
Reversal of depreciation and amortization (c)	62.0	246.1	62.9	66.4	68.6	64.9	262.8
EBITDA (c)	$ 348.0	$ 1,576.1	$ 359.8	$ 343.2	$ 363.9	$ 303.3	$ 1,370.2
Operating income margin, as reported (GAAP)	20.1 %	23.5 %	22.4 %	20.0 %	21.0 %	16.8 %	20.0 %
EBITDA margin	24.4 %	27.8 %	27.1 %	24.8 %	25.8 %	21.3 %	24.7 %
Consumer-to-Consumer Segment							
Revenues, as reported (GAAP)	$ 1,153.2	$ 4,584.3	$ 1,050.2	$ 1,108.8	$ 1,128.1	$ 1,146.5	$ 4,433.6
Foreign currency translation impact (a)	9.5	77.6	6.1	6.1	7.2	10.2	29.6
Revenues, constant currency adjusted	$ 1,162.7	$ 4,661.9	$ 1,056.3	$ 1,114.9	$ 1,135.3	$ 1,156.7	$ 4,463.2
Prior year revenues, as reported (GAAP)	$ 1,181.9	$ 4,608.4	$ 1,124.6	$ 1,155.0	$ 1,151.5	$ 1,153.2	$ 4,584.3
Revenue change, as reported (GAAP)	(2)%	(1)%	(7)%	(4)%	(2)%	(1)%	(3)%
Revenue change, constant currency adjusted	(2)%	1 %	(6)%	(3)%	(1)%	0 %	(3)%

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved.
26

Reconciliation of Non-GAAP Measures

WESTERN UNION WU
moving money for better

	4Q12	FY2012	1Q13	2Q13	3Q13	4Q13	FY2013
Consumer-to-Business Segment							
Revenues, as reported (GAAP)	$ 152.1	$ 603.9	$ 153.7	$ 153.0	$ 152.3	$ 149.5	$ 608.5
Foreign currency translation impact (a)	4.9	15.5	5.9	7.2	8.3	10.2	31.6
Revenues, constant currency adjusted	$ 157.0	$ 619.4	$ 159.6	$ 160.2	$ 160.6	$ 159.7	$ 640.1
Prior year revenues, as reported (GAAP)	$ 153.9	$ 615.9	$ 155.1	$ 149.4	$ 147.3	$ 152.1	$ 603.9
Revenue change, as reported (GAAP)	(1)%	(2)%	(1)%	2 %	3 %	(2)%	1 %
Revenue change, constant currency adjusted	2 %	1 %	3 %	7 %	9 %	5 %	6 %
Business Solutions Segment							
Revenues, as reported (GAAP)	$ 92.6	$ 367.4	$ 92.8	$ 98.3	$ 101.6	$ 100.2	$ 392.9
Foreign currency translation impact (a)	(1.0)	0.4	0.2	1.2	3.5	3.1	8.0
Revenues, constant currency adjusted	$ 91.6	$ 367.8	$ 93.0	$ 99.5	$ 105.1	$ 103.3	$ 400.9
Prior year revenues, as reported (GAAP)	$ 68.2	$ 161.1	$ 86.9	$ 92.5	$ 95.4	$ 92.6	$ 367.4
Pro forma prior year revenues, TGBP adjusted (b)	$ 93.1	$ 364.7	N/A	N/A	N/A	N/A	N/A
Revenue change, as reported (GAAP)	**	**	7 %	6 %	6 %	8 %	7 %
Revenue change, constant currency adjusted	**	**	7 %	8 %	10 %	12 %	9 %
Pro forma revenue change, TGBP adjusted	(1)%	1 %	N/A	N/A	N/A	N/A	N/A
Pro forma revenue change, TGBP and constant currency adjusted	(2)%	2 %	N/A	N/A	N/A	N/A	N/A

** Calculation of growth percentage is not meaningful due to the impact of the TGBP acquisition in November 2011.

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved.
27

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Reconciliation of Non-GAAP Measures 28 2014 Outlook Metrics Operating cash flow (GAAP) 900$ Payments on IRS Agreement (d) 100 Operating cash flow, IRS Agreement adjusted 1,000$ Non-GAAP related notes: (a) (b) (c) (d) Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. Represents the pro forma incremental impact of Travelex Global Business Payments ("TGBP") on Consolidated and Business Solutions segment revenues. Pro forma revenues presents the results of operations of the Company and its Business Solutions segment as they may have appeared had the acquisition of TGBP occurred as of January 1, 2011. The pro forma information is provided for illustrative purposes only and does not purport to present what the actual results of operations would have been had the acquisition actually occurred on the date indicated. The results of operations for TGBP have been included in Consolidated and Business Solutions segment revenues from November 7, 2011, the date of acquisition. Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods. Represents the remaining tax payments of approximately $100 million the Company expects to make due to the December 2011 agreement with the IRS resolving substantially all of the issues related to the restructuring of our international operations in 2003.